UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 3, 2011

OPTEX SYSTEMS HOLDINGS, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-54144	333-143215
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1420 Presidential Drive, Richardson, TX	75081-2439
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 972-644-0722

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 DFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 1.01.  Entry into a Material Definitive Agreement.

Optex Systems, Inc. (“Optex Systems”), the wholly owned subsidiary of  Optex Systems Holdings, Inc. (“Registrant”) has entered into an agreement with an internationally recognized defense contracting firm as of November 3, 2011 (the date upon which Optex Systems Holdings received  approval from the contracting firm to disclose its existence) to upgrade the sighting system apparatus in a fleet of combat vehicles for the armed forces of a G-20 nation.  The contract award to Optex Systems is part of a comprehensive package upgrade for the fleet under a contract awarded to the international defense contractor.  The award to Optex Systems calls for the delivery of more than 500 units over a five year term with delivery expected to commence in mid-2012.

As part of its terms of award of the agreement to Optex Systems, the contractor has required that its identity and the identity of the armed forces for which the upgrade is being performed not be disclosed.  Thus, this agreement is being redacted and will be filed with confidential information redacted in an amendment to this Current Report on Form 8-K. The material terms of our material contracts are as follows (updated as of November 8, 2011):

					Total	Progress	Order	Remaining
	Customer	Contract	Contract Quantities		Award	Billable	Period	Value	Delivery
Customer	PO/Contract	Type	Min Qty	Max Qty	Value (2)	(1)	Expiration	(3)	Period

General Dynamics Land Systems	40050551 (Multiple Prime Contracts)	Firm Fixed Price and Fixed Quantity Purchase Order	N/A	N/A	$6,330,336	Yes	N/A	$3,673,347	Jan 2011 - Feb 2013

DLA Land – Warren (4)	SPRDL1-12-C-0023	Firm Fixed Price and Fixed Quantity Purchase Order	N/A	N/A	$1,152,272	Yes	N/A	$1,152,272	Nov 2011 - Oct 2012

International Defense Contractor (5)	Subcontract PO 35334144	Firm Fixed Price and Fixed Quantity Purchase Order	N/A	N/A	$7,830,695	Yes	N/A	$7,830,695	Mid 2012 - Oct 17

(1) Payment terms on shipments are net 30 days.
(2) “Total Award Value” as included in the table represents the total value of all delivery orders against the prime contract that have already been awarded to
Optex. The total award value represents already awarded delivery order contracts. Based on Optex's historical experience with these contracts and other similar contracts, the amount awarded has directly correlated to the amount received.
(3) The “Remaining Value” depicts the open undelivered values remaining to be delivered against the contract awards as of October 27, 2011. Only these undelivered values of the contracts may be subject to the contract termination clause. It has been the experience of Optex Systems that these clauses are rarely invoked.
(4) Contract was awarded on October 24, 2011.
(5) Contract was awarded on October 24, 2011 but effective November 3, 2011 as the date on which approved for disclosure by contractor.

Item 8.01.  Other Information.

As previously announced via press release by the Registrant on October 27, 2011, on October 24, 2011, Optex Systems received a $1.15 million award from the Defense Logistics Agency for a Gunner's Head Assembly on the M1 Abrams Tank.  The award to Optex Systems calls for the delivery of 82 units in the next 12 months.  This award is being disclosed in this Current Report on Form 8-K as part of the update to the Registrant’s list of material contracts as set forth herein.  A more thorough description of the terms and conditions of Optex Systems contract awards is set forth in its Annual Report on Form 10-K for the year ended December 31, 2011.  The award is attached hereto as Exhibit 10.33

See Item 1.01 above for a table of material contracts of Registrant in which this award is included.

Item 9.01  Exhibits.

10.33	PO# SPRDL1-12-C-0023 with DLA Land-Warren, dated October 24, 2011

Optex Systems Holdings, Inc.
(Registrant)

By:	/s/ Stanley A. Hirschman
Stanley A. Hirschman
Title:	President

Date: November 8, 2011

LIST OF EXHIBITS

10.33	PO# SPRDL1-12-C-0023 with DLA Land-Warren, dated October 24, 2011